ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is made as of May 28, 2014 (the “Effective Date”) by and between Eco-Stim Energy Solutions, Inc., a Nevada corporation (“Assignor”) and Viking Rock AS, a private Norwegian limited liability company (aksjeselskap) domiciled at Brendehaugen 20, 6065 Ulsteinvik, 1816 Ulstein, company reg. no. 999 082 890, Norway (“Assignee”). Assignor and Assignee are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party”.

WHEREAS, Assignor is party to that certain Purchase Order, dated January 8, 2014, by and between Assignor and Stewart & Stevenson Manufacturing Technologies LLC (the “Purchase Order”);

WHEREAS, Assignee is an indirect wholly owned subsidiary of Assignor;

WHEREAS, Assignor desires to assign to Assignee all of its rights and delegate to Assignee all of its obligations under the Purchase Order; and

WHEREAS, Assignee desires to accept such assignment of rights and delegation of obligations under the Purchase Order from Assignor.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Assignment. Assignor irrevocably (a) assigns to Assignee all of its rights under the Purchase Order and (b) delegates to Assignee all of its obligations under the Purchase Order.

2.	Assumption. Assignee unconditionally accepts all of Assignor’s rights and obligations in, to and under the Purchase Order, and assumes and agrees to be bound by, fulfill, perform and discharge all of the liabilities, obligations, duties and covenants under or arising out of the Purchase Order from and after the Effective Date.

3.	Further Assurances. Upon the other Party’s reasonable request, each Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Assignment.

4.	No Third Party Beneficiaries. This Assignment benefits solely the Parties to this Agreement and their respective successors and assigns and nothing in this Assignment, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Assignment.

5.	Headings. The headings used in this Assignment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.	Amendment. This Assignment may be amended, supplemented or modified only by written agreement duly executed by or on behalf of Assignor and Assignee.

7.	Governing Law. This Assignment is governed by and construed in accordance with the Laws of the State of Texas, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law.

8.	Binding Effect. This Assignment will be binding upon and will inure to the benefit of Assignor and Assignee and each of their successors and permitted assigns.

9.	Counterparts; Facsimile. This Assignment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

ASSIGNOR:

Eco-Stim Energy Solutions, Inc.
a Nevada corporation

By:	/s/Jon Christopher Boswell
Name:	Jon Christopher Boswell
Title:	President and Chief Executive Officer

ASSIGNEE:

Viking Rock, AS
a private Norwegian limited liability company

By:	/s/Jon Christopher Boswell
Name:	Jon Christopher Boswell
Title:	Chairman of the Board of Directors
Address for Notices:
2930 W. Sam Houston Pkwy N.
Suite 275
Houston, TX 77043

By:	/s/ Inge Olsen
Name:	Inge Olsen
Title:	Director

Signature Page to Assignment and Assumption Agreement

(S&S Purchase Order)